Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of CarrAmerica Realty Corporation on Form S-3 (File No. 333-50019), Form S-3 (File No. 333-53751), and on Form S-4 (File No. 333-50805) of our report dated June 9, 1998, on our audit of the Historical Summary of Revenue and Direct Operating Expenses of Golden Gateway Commons for the year ended December 31, 1997, which report is included in this Current Report on Form 8-K.


                                                        COOPERS & LYBRAND L.L.P.

San Francisco, California
June 30, 1998